KeyCorp First Quarter 2017 Earnings Review April 20, 2017 Beth E. Mooney Chairman and Chief Executive Officer Don Kimble Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in KeyCorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the First Niagara business or fully realizing cost savings and other benefits; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of KeyCorp’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” “cash efficiency ratio,” and certain financial measures excluding merger-related charges. Management believes these measures may assist investors, analysts and regulators in analyzing Key’s financials. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation or page 39 of our Form 10-K dated December 31, 2016. GAAP: Generally Accepted Accounting Principles 2

3 Investor Highlights – 1Q17 Positive Operating Leverage(a) Strong Risk Management Disciplined Capital Management  Maintained strong capital position; Common Equity Tier 1 ratio of 9.87%(b) at 3/31/17  $160 MM common share repurchases in 1Q17(c)  Planned common share dividend increase of 12% in 2Q17 (subject to Board approval)  Maintained credit discipline with strong asset quality  NCOs to average loans of .27% remained below targeted range  Nonperforming loans down 8% from 4Q16 and represent .67% of period-end loans  Generated positive operating leverage (vs. prior year and prior quarter) – Pre-provision net revenue up 58% from 1Q16; up 6% from 4Q16  Revenue reflects strong net interest income and fees  1Q17 expenses reflect achievement of 85% of targeted cost savings  Cash efficiency ratio improved to 60.4%(b) in 1Q17  Return on tangible common equity of 12.9% (a) Comments include impact of First Niagara (unless otherwise noted) but exclude merger-related charges; see slide 16 for detail on merger- related charges (b) Non-GAAP measure: see Appendix for reconciliation (c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans EPS of $.32, excluding merger-related charges: up 33% from prior year and up 3% from prior quarter

First Niagara: Significant Progress, Achieving Targets

Broad-based Progress

- **Execution of detailed merger plans**
  - Completed 106 planned branch consolidations
  - Reduced nonbranch space by 225 sq. ft. (~45%)
  - Decommissioned 99% of planned applications and servers
  - Exited >200 third party vendor relationships >$100k
- **Transformed Upstate NY market presence**
  - Created leading market share[(a)]
  - Increased deposits/branch by ~70%
  - 1.7x increase in client-facing commercial and private bankers
- **Strengthening relationships with one million new clients**
  - Solid deposit growth from conversion
    - Retail growth in each FNFG market (~$600 MM total)
  - Early results in commercial mortgage banking and payments
  - New residential mortgage platform; continued build-out of business
- **Executing on financial targets**
- **Continued confidence in incremental opportunity from revenue synergies**

Achieving Targets

- **Delivering value through cost savings**
  - Achieved 85% of $400 million initial target
    - Expect remaining savings to be achieved by 2Q17
- **Increased cost savings target to $450 million; expect to achieve by early 2018**



$400 MM
$450 MM
46% of FNFG FY2015 noninterest expense
85% of initial target achieved through 1Q17
Initial cost savings target
Increased cost savings target

(a) Source: FDIC Summary of Deposits Annual Survey, June 30, 2016; based on analysis that caps all branches at $250 MM to adjust for commercial and headquarters deposits

4

5 Financial Review

Financial Highlights

Results in 3Q16 and after reflect the impact of the FNFG acquisition, which became effective on 8/1/2016

Continuing operations, unless otherwise noted

	Metrics	1Q17		4Q16		3Q16		2Q16		1Q16	
Financial Performance	EPS – assuming dilution	$ .27		$ .20		$ .16		$ .23		$ .22	
	EPS –excl. merger-related charges[(d), (e)]	.32		.31		.30		.27		.24	
	Cash efficiency ratio[(d)]	65.8	%	76.2	%	80.0	%	69.0	%	66.6	%
	Cash efficiency –excl. merger-related charges[(d), (e)]	60.4		63.3		64.9		64.8		64.3	
	Return on average total assets	.99		.69		.55		.82		.80	
	ROAA –excl. merger-related charges[(d), (e)]	1.15		1.06		.98		.94		.86	
	Return on tangible common equity	10.98		7.88		6.16		7.94		7.64	
	ROTCE –excl. merger-related charges[(d), (e)]	12.87		12.47		11.10		9.09		8.27	
Balance Sheet Growth[(a)]	Total loans and leases	43	%	43	%	31	%	5	%	5	%
	C&I loans	27		28		23		12		12	
	Deposits (excl. foreign deposits)	43		46		36		5		4	
Capital[(b)]	Common Equity Tier 1[(c), (d)]	9.87	%	9.54	%	9.56	%	11.10	%	11.07	%
	Tier 1 risk-based capital[(c)]	10.70		10.89		10.53		11.41		11.38	
	Tangible common equity to tangible assets[(d)]	8.51		8.09		8.27		9.95		9.97	
Asset Quality	NCOs to average loans	.27	%	.34	%	.23	%	.28	%	.31	%
	NPLs to EOP portfolio loans[(f)]	.67		.73		.85		1.00		1.12	
	Allowance for loan and lease losses to EOP loans	1.01		1.00		1.01		1.38		1.37	

TE = Taxable equivalent; EOP = End of Period
(a) Year-over-year average balance growth
(b) From consolidated operations
(c) 3-31-17 ratios are estimated
(d) Non-GAAP measure: see Appendix for reconciliation
(e) Merger-related charges detail available in Appendix, on slide 16
(f) Nonperforming loan balances exclude $812 million, $865 million, $959 million, $11 million, and $11 million of purchased credit impaired loans at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016, respectively

6

$0 $30 $60 $90 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 $10 $20 $30 $40 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 7 Loans $ in billions Average Commercial & Industrial Loans Total Average Loans ConsumerCommercial $ in billions vs. Prior Year Highlights  Average loans up 43% from 1Q16 – Growth primarily reflects impact of FNFG – C&I continues to be a driver $86 $60 $32 $40 vs. Prior Quarter  Average loans up 1% from 4Q16 – Commercial loan growth (+2%) more than offset lower consumer loan balances – Commercial loan growth reflects ongoing business activity and lower payoffs in Real Estate Capital – Consumer loans primarily reflects continued decline in the home equity portfolio, in-line with overall market trends

 Average deposit balances down 2% from 4Q16 – Largely driven by escrow deposits and a targeted reduction in certain short-term commercial deposits  Period-end deposits stable – Reflects core retail deposit growth offset by lower escrow deposits $31.1 $54.3 $6.3 $10.3 .00% .10% .20% .30% .40% .50% .60% .70% $25 $45 $65 $85 $105 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 8 1Q17 Average Deposit Mix  Average deposit growth of 43% from 1Q16 – Growth primarily reflects impact of FNFG – Continued momentum with core retail deposits Average Deposits(a) (a) Excludes deposits in foreign office (b) Consumer includes retail banking, small business, and private banking (c) Beta based upon change in Key’s interest-bearing deposit cost relative to the fed funds target rate, 1Q17 vs. 4Q16 Cost of total deposits(a) CDs and other time deposits Savings Noninterest-bearing NOW and MMDA Total average deposits(a) Highlights Deposits $ in billions $ in billions vs. Prior Year vs. Prior Quarter $102 61% 39% Commercial and corporate Consumer(b) $72 .17% .23%  Relatively stable deposit costs in 1Q17 and beta below 10%(c)

2.89% 3.13% 2.95% 2.0% 2.5% 3.0% 3.5% 4.0% ($50) $150 $350 $550 $750 $950 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 NIM Change vs. Prior Quarter 4Q16: 3.12% Higher earning asset yields .10 Lower levels of liquidity .03 4Q PAA refinement of 3Q results (.11) 1Q PAA vs. 4Q PAA (.01) Total change .01 1Q17: 3.13%  Net interest income up $20 MM from 4Q16, excl. PAA – Reflects higher earning asset yields, partially offset by day count 9 TE = Taxable equivalent PAA = Purchase accounting accretion (a) 3Q16 Net interest income included $6 million of merger-related charges; merger-related charges detail provided on slide 16 Net interest income (TE), excl. PAA NIM (TE)  1Q17 net interest income includes $53 MM, or 18 bps, from PAA  Excluding impact of PAA, 1Q17 net interest income was $876 MM and net interest margin was 2.95%  Net interest income up $264 MM from 1Q16, excl. PAA – Largely driven by the impact of FNFG, and higher earnings asset yields and balances Net Interest Income and Margin Net Interest Income & Net Interest Margin Trend (TE) Highlights $ in millions; continuing operations vs. Prior Year vs. Prior Quarter Purchase accounting accretion (PAA) $612 $929 (a) $34 MM of $92 MM related to 3Q refinement NIM (TE); excl. PAAx 1Q16 2Q16 3Q16 4Q16 1Q17 NIM – reported 2.89% 2.76% 2.85% 3.12% 3.13% PAA - - .06 .19 .18 3Q PAA refinement - - - .11 - NIM – excl. PAA 2.89 2.76 2.79 2.82 2.95 $92 $53 $19

Noninterest Income

Noninterest Income

$ in millions *Up / (Down)*	1Q17	vs. 1Q16	vs. 4Q16
Trust and investment services income	$ 135	$ 26	$ 12
Investment banking and debt placement fees	127	56	(30)
Service charges on deposit accounts	87	22	3
Operating lease income and other leasing gains	23	6	2
Corporate services income	54	4	(7)
Cards and payments income	65	19	(4)
Corporate-owned life insurance	30	2	(10)
Consumer mortgage income	6	4	-
Mortgage servicing fees	18	6	(2)
Net gains (losses) from principal investing	1	1	(3)
Other income	31	-	(2)
Total noninterest income	$ 577	$ 146	$ (41)
Merger-related charges[(a)]	-	-	(9)
Total noninterest income, excluding merger-related charges[(b)]	**$ 577**	**$ 146**	**$ (32)**

Highlights

- **Solid first quarter results, with strength in trust and investments services, and investment banking and debt placement (IBDP)**

vs. Prior Year

- **Noninterest income up $146 MM from 1Q16**
  - **Strength in IBDP from improved capital markets conditions and activity**
  - **Growth in trust & investment services, service charges on deposit accounts, and cards & payments income**

vs. Prior Quarter

- **Noninterest income down $32 MM from 4Q16, excl. 4Q16 benefit from merger-related charges**
  - **Lower IBDP (down $30 MM)**
  - **Seasonally lower COLI (down $10 MM)**
  - **Growth in trust and investment services (up $12 MM)**

(a) Merger-related charges detail provided on slide 16
(b) Non-GAAP measure: see Appendix for reconciliation

10

$ in millions Up / (Down) 1Q17 vs. 1Q16 vs. 4Q16 Personnel $ 556 $ 152 $ 92 Net occupancy 87 26 (25) Computer processing 60 17 (37) Business services, professional fees 46 5 (32) Equipment 27 6 (3) Operating lease expense 19 6 2 Marketing 21 9 (14) FDIC assessment 20 11 (3) Intangible asset amortization 22 14 (5) OREO expense, net 2 1 (1) Other expense 153 63 3 Total noninterest expense $ 1,013 $ 310 $ (207) Merger-related charges(a) 81 57 (126) Total noninterest expense, excluding merger-related charges(b) and First Niagara $ 932 $ 253 $ (81) 11 Noninterest Expense Noninterest Expense (a) Merger-related charges detail provided on slide 16 (b) Non-GAAP measure: see Appendix for reconciliation Highlights  Noninterest expense up $253 MM, excl. merger charges(b) – Primarily reflects impact of FNFG – Higher incentive compensation (stronger capital markets performance) vs. Prior Year vs. Prior Quarter  1Q17 noninterest expense of $1,013 MM included $81 MM of merger-related charges (compared to $24 MM of merger- related charges in 1Q16 and $207 MM in 4Q16)  Expense levels reflect achievement of 85% of initial targeted cost savings; remainder to be realized by 2Q17 – Increased target to $450 MM (early 2018)  Noninterest expense down $81 MM, excl. merger charges(b) – Reflects merger cost savings (85% of annualized target) – Absence of 4Q16 pension settlement charge ($18 MM) – Lower incentive and stock-based compensation, offset by seasonally higher benefits Charges ($ MM) 1Q17 PY: 1Q16 PQ: 4Q16 Merger-related 81 24 207 Pension settlement - - 18 $700 $900 $1,100 $1,300 4Q16 Reported Expense 4Q16 Pension settlement 4Q16 Adjusted $ in millions 4Q16 reported expense 4Q16 merger- related charges 4Q16 pension settlement 4Q16 intang. asset amort. refinement (3Q) 4Q16 adjusted 1Q17 reported, excl. merger- related charges $1,220 $207 $18 $5 $990 $932 Quarterly run-rate down $58 MM from 4Q16

$46 $58 $89 $63 .31% .27% .00% .20% .40% .60% .80% 1.00% $0 $30 $60 $90 $120 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 $676 $573 1.12% .67% .00% .40% .80% 1.20% 1.60% 2.00% $0 $200 $400 $600 $800 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 12 Nonperforming Loans(a) Net Charge-offs & Provision for Credit Losses NPLs NPLs to period-end loans NCOs Provision for credit losses NCOs to average loans $ in millions Credit Quality Highlights  Portfolios continue to perform well  Net loan charge-offs of $58 MM – 27 basis points of average loans, below targeted range  Nonperforming loans down 8% from 4Q16 and represent 67 bps of period-end loans Allowance for Loan and Lease Losses Allowance for loan and lease losses to NPLs Allowance for loan and lease losses $ in millions $826 $870 122% 152% 0% 50% 100% 150% 200% 250% $600 $700 $800 $900 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 $ in millions (a) Nonperforming loan balances exclude $812 million, $865 million and $11 million of purchased credit impaired loans at March 31, 2017, December 31, 2016, and March 31, 2016, respectively

13  Strong capital position with Common Equity Tier 1 ratio of 9.87%(b) at 3/31/17  Repurchased $160 MM(c) in common shares during 1Q17  Redeemed Preferred Stock Series C ($350 MM) in February  Converted all shares of 7.75% Preferred Stock Series A ($290 MM) to common shares, adding 20.6 MM common shares outstanding in March Tangible Common Equity to Tangible Assets(a) Highlights (a) Non-GAAP measure: see Appendix for reconciliation (b) 3-31-17 figures are estimated (c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans 11.07% 9.87% 6.00% 8.00% 10.00% 12.00% 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 9.97% 8.51% 0.00% 2.50% 5.00% 7.50% 10.00% 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 Common Equity Tier 1(a), (b) Capital

Outlook and Expectations Average Earning Assets • Loans: mid-single digit growth from 4Q16, which translates to $87 B - $88 B for FY17 average balances – Loan growth (%) to exceed deposit growth, with FY17 average deposits expected to be in the range of $104 B - $105 B Net Interest Income • Outlook includes one additional rate increase in late 2017 • Net interest income expected to be in the range of $3.7 B - $3.8 B – Reflects consistent decline in purchase accounting accretion Noninterest Income • Expected to be in the range of $2.3 B - $2.4 B Noninterest Expense • Expected to be in the range of $3.65 B - $3.75 B Credit Quality • Net charge-offs to average loans below targeted range of 40 – 60 bps • Provision expected to slightly exceed net charge-offs to provide for loan growth Taxes • GAAP tax rate in the range of 25% - 27% 14Guidance ranges: relatively stable: +/- 2%; low single-digit: <5%; mid-single digit: 4% - 6%; high-single digit 7-9% (a) Guidance provided does not include merger-related charges FY 2017 (a) Positive operating leverage Long-term Targets Cash efficiency ratio: <60% Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps ROTCE: 13-15%

15 Appendix

1Q17 4Q16 3Q16 2Q16 1Q16 4Q15 Net interest income - - $ (6) - - - Operating lease income and other leasing gains - - $ (2) - - - Other income - $ 9 (10) - - - Noninterest income - $ 9 $ (12) - - - Personnel expense $ 30 $ 80 $ 97 $ 35 $ 16 - Net Occupancy $ 5 $ 29 - - - - Business services and professional fees 5 22 $ 32 $ 5 $ 7 $ 5 Computer processing 5 38 15 - - - Marketing 6 13 9 3 1 - All other nonpersonnel 30 25 36 2 - 1 Total nonpersonnel expense $ 51 $ 127 $ 92 $ 10 $ 8 $ 6 Total merger-related charges $ 81 $ 198 $ 207 $ 45 $ 24 $ 6 EPS impact $ (.05) $ (.11) $ (.14) $ (.04) $ (.02) - 16 FNFG Merger-related Charges $ in millions Increase / (Decrease)

Loan Portfolio Detail, at 3/31/17

Total Loans

$ in billions	3/31/17	% of total loans
Commercial and industrial	$ 40.1	47
Commercial real estate	17.5	20
Commercial lease financing	4.7	5
Total Commercial	$ 62.3	72
Residential mortgage	$ 5.5	6
Home equity	12.5	15
Consumer direct	1.7	2
Credit card	1.0	1
Consumer indirect	3.0	3
Total Consumer	$ 23.8	28

Commercial Loans

Diversified Portfolio by Industry

Total commercial loans:



Utilities
Automotive
Agriculture
Transportation
Business Products
Technology
Business Services
Construction
Consumer Discretionary
Real Estate
Consumer Services
Equipment
Finance
Public Sector
Other
Oil & Gas
Materials/ Extraction
Healthcare
Media

Home Equity

	Outstanding Balances		Average Loan Size	Average FICO	2008/ prior vintage
First lien	$ 7,425	59%	$ 65,694	774	23%
Second lien	5,116	41	41,997	770	41
Total home equity	**$ 12,541**				



Variable 57%
Fixed 43%

- Combined weighted-average LTV at origination: 71%
- $1.0 billion in lines outstanding (8% of the total portfolio) come to end of draw period by 4Q19

Commercial Real Estate

- Focused on relationships with CRE owners
- Aligned with targeted industry verticals
- Primarily commercial mortgage; selective approach to construction
- Criticized non-accruals: 0.2% of period-end balances
- Net recoveries of $1 MM for 1Q17



Construction
Commercial mortgage
50%
87%
3/31/2007
3/31/2017

Tables may not foot due to rounding

17

18 Average Total Investment Securities Highlights Average AFS securities Investment Portfolio  Portfolio composed primarily of GNMA and GSE- backed MBS and CMOs; primarily fixed rate  Continue to position portfolio for regulatory liquidity requirements: – Reinvesting cash flows into High Quality Liquid Assets, including GNMA securities (47% of 1Q17 average balances)  Securities cash flows of $1.5 billion in 1Q17 and $2.0 billion in 4Q16  Portfolio used for funding and liquidity management – Reinvested ~40% of 1Q17 cash flows – Sold $900 MM of floating rate CMOs during 1Q17  Average portfolio life at 3/31/17 of 4.3 years (4.3 years at 12/31/16) (a) Yield is calculated on the basis of amortized cost (b) Includes end-of-period held-to-maturity and available-for-sale securities Average yield(a) Average HTM securities 2.09% 1.98% .00% 1.00% 2.00% 3.00% 4.00% 5.00% $0.0 $10.0 $20.0 $30.0 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 $29.2 $ in billions Securities to Total Assets(b) 20% 21% 10% 15% 20% 25% 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 $19.0

Interest Rate Risk Management

Naturally Asset Sensitive Balance Sheet with Relatively Short Duration(a)

Loans
$86 B



Fixed: 31%
1-mo. Libor: 41%
Other variable: 6%
Prime: 16%
3-mo. Libor: 6%

Deposits
$104 B



CDs: 10%
Noninterest-bearing: 31%
Interest-bearing, non-time: 59%

Investment Portfolio
$29 B



AFS: 64%
HTM: 36%

Primarily fixed rate
Average life: 4.3 yrs
1Q17 cash flows: $1.5 B

Actively Managing Rate Risk

- **Key manages interest rate risk through security purchases, debt issuance, and the use of swaps**
- **Swaps modify the rate characteristics of assets and liabilities**
  - $16.2 B of swaps for A/L management with 1.9 year WAM
  - $8.6 B of debt hedges
- **Modestly asset sensitive(b)**
  - NII impact of 1% -3% for a 200 bps increase over 12 months
    - Reflects a beta of 0% - 55% for deposit repricing for the first 25 bps change in rates and ~55% for the next 175 bps
    - Assumes replacement of swaps and securities cash flows

Flexibility to adjust rate sensitivity for changes in balance sheet growth/mix as well as interest rate outlook

Utilize Swaps to Achieve and Adjust Modest Asset Sensitivity

- **Short weighted average maturity of A/LM swaps**
  - Provides flexibility to reprice and adjust overall sensitivity
  - Fairly even pace of maturities ($3.5 B remaining in 2017)
- **Replacement swaps reflect forward curve at time of origination**

Swaps ($ in B)	3/31/17 Notional Amt.	Wtd. Avg. Maturity (Yrs.)	Receive Rate	Pay Rate
A/L Management (receive fixed / pay variable)	$ 16.2	1.9	1.1%	.8%
Debt	8.6	3.0	1.6	.9
	$ 24.8	**2.3**	**1.3%**	**.9%**



Size of swap portfolio:
$8.6 B
$8.6
$24.8 B
$8.6
$16.2
$28.6 B
$8.6
$20.0
Debt hedges
A/LM hedges
Modeled asset sensitivity :
6-8%(b)
1-3%(b)
3/31/17
0%

(a) Loan, deposit and investment portfolio balances reflect 3-31-17 period-end balances
(b) Simulation analysis for net interest income is described in Figure 34 of Key's 2016 Form 10-K

19

20 Credit Quality Trends Criticized Outstandings(a) to Period-end Total LoansDelinquencies to Period-end Total Loans (a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition (b) From continuing operations (c) Nonperforming loan balances exclude $812 million, $865 million, $959 million, $11 million, and $11 million of purchased credit impaired loans at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016, respectively 30 – 89 days delinquent 90+ days delinquent 0.39% 0.36% 0.12% 0.09% .00% .25% .50% 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 3.6% 3.0% .0% 2.0% 4.0% 6.0% 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 Metric(b) 1Q17 4Q16 3Q16 2Q16 1Q16 Delinquencies to EOP total loans: 30-89 days .36% .47% .37% .33% .39 % Delinquencies to EOP total loans: 90+ days .09 .10 .06 .11 .12 NPLs to EOP portfolio loans(c) .67 .73 .85 1.00 1.12 NPAs to EOP portfolio loans + OREO + Other NPAs(c) .72 .79 .89 1.03 1.14 Allowance for loan losses to period-end loans 1.01 1.00 1.01 1.38 1.37 Allowance for loan losses to NPLs 151.8 137.3 119.6 138.0 122.2 Continuing operations Continuing operations

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs[b] / average loans (%)	Nonperforming loans[c]	Ending allowance[d]	Allowance / period-end loans[d] (%)	Allowance / NPLs (%)
	3/31/17	1Q17	1Q17	1Q17	3/31/17	3/31/17	3/31/17	3/31/17
Commercial and industrial[a]	$ 40,112	$ 40,002	$ 27	.27%	$ 258	$ 512	1.28%	198.45%
Commercial real estate:								
Commercial Mortgage	15,260	15,187	-	-	32	147	.96	459.38
Construction	2,270	2,353	(1)	(.17)	2	29	1.28	N/M
Commercial lease financing	4,665	4,635	5	.44	5	40	.86	800.00
Real estate – residential mortgage	5,507	5,520	(4)	(.29)	54	18	.33	33.33
Home equity	12,541	12,611	5	.16	207	53	.42	25.60
Credit cards	1,037	1,067	10	3.80	3	38	3.66	N/M
Consumer direct loans	1,735	1,762	9	2.07	3	23	1.33	766.67
Consumer indirect loans	2,998	2,996	7	.95	9	10	0.33	111.11
Continuing total[e]	**$ 86,125**	**$ 86,133**	**$ 58**	**.27%**	**$ 573**	**$ 870**	**1.01%**	**151.83%**
Discontinued operations	1,500	1,524	4	1.06	4	23	1.53	575.00
Consolidated total	**$ 87,625**	**$ 87,657**	**$ 62**	**.29%**	**$ 577**	**$ 893**	**1.02%**	**154.77%**

N/M = Not meaningful

(a) 3-31-17 ending loan balance includes $114 million of commercial credit card balances; 3-31-17 average loan balance includes $114 million of assets from commercial credit cards
(b) Net loan charge-off amounts are annualized in calculation
(c) 3-31-17 NPL amount excludes $812 million of purchased credit impaired loans
(d) 3-31-17 allowance by portfolio is estimated
(e) 3-31-17 ending loan balance includes purchased loans of $19.0 billion, of which $812 million were purchased credit impaired

21

GAAP to Non-GAAP Reconciliation

$ in millions	Three months ended 3-31-17	12-31-16	9-30-16	6-30-16	3-31-16
Tangible common equity to tangible assets at period end					
Key shareholders' equity (GAAP)	$14,976	$ 15,240	$ 14,996	$ 11,313	$ 11,066
Less: Intangible assets [(a)]	2,751	2,788	2,855	1,074	1,077
Preferred Stock [(b)]	1,009	1,640	1,150	281	281
Tangible common equity (non-GAAP)	$11,216	$ 10,812	$ 10,991	$ 9,958	$ 9,708
Total assets (GAAP)	$134,476	$ 136,453	$ 135,805	$ 101,150	$ 98,402
Less: Intangible assets [(a)]	2,751	2,788	2,855	1,074	1,077
Tangible common equity to tangible assets ratio (non-GAAP)	$131,725	$ 133,665	$ 132,950	$ 100,076	$ 97,325
Tangible common equity to tangible assets ratio (non-GAAP)	8.51%	8.09%	8.27%	9.95%	9.97%
Common Equity Tier 1 at period end					
Key shareholders' equity (GAAP)	$14,976	$15,240	$ 14,996	$ 11,313	$ 11,066
Less: Preferred Stock [(b)]	1,009	1,640	1,150	281	281
Common Equity Tier 1 capital before adjustments and deductions	13,967	13,600	13,846	11,032	10,785
Less: Goodwill, net of deferred taxes	2,386	2,405	2,450	1,031	1,033
Intangible assets, net of deferred taxes	189	155	216	30	35
Deferred tax assets	6	4	6	1	1
Net unrealized gains (losses) on available-for-sale securities, net of deferred taxes	(179)	(185)	101	129	70
Accumulated gains (losses) on cash flow hedges, net of deferred taxes	(75)	(52)	39	77	46
Amounts in accumulated other comprehensive income (loss) attributed to pension and postretirement benefit costs, net of deferred taxes	(336)	(339)	(359)	(362)	(365)
Total Common Equity Tier 1 capital [(c)]	$ 11,976	$ 11,612	$ 11,393	$ 10,126	$ 9,965
Net risk-weighted assets (regulatory) [(c)]	$ 121,305	$ 121,671	$ 119,120	$ 91,195	$ 90,014
Common Equity Tier 1 ratio (non-GAAP) [(c)]	9.87%	9.54%	9.56%	11.10%	11.07%
Noninterest expense excluding merger-related charges					
Noninterest expense (GAAP)	$ 1,013	$ 1,220	$ 1,082	$ 751	$ 703
Less: Merger-related charges	81	207	189	45	24
Noninterest expense excluding merger-related charges (non-GAAP)	$ 932	$ 1,013	$ 893	$ 706	$ 679
Earnings per common share (EPS) excluding merger-related charges					
EPS from continuing operations attributable to Key common shareholders – assuming dilution	$ .27	$ .20	$ .16	$ .23	$ .22
Add: EPS impact of merger-related chrges	.05	.11	.14	.04	.02
EPS from continuing operations attributable to Key common shareholders excluding merger-related charges (non-GAAP)	$ .32	$ .31	$ .30	$ .27	$ .24
Pre-provision net revenue excluding merger-related charges					
Net interest income (GAAP)	$ 918	$ 938	$ 780	$ 597	$ 604
Plus: Taxable-equivalent adjustment	11	10	8	8	8
Noninterest income excluding merger-related charges (non-GAAP)	577	609	549	473	431
Less: Noninterest expense excluding merger-related charges (non-GAAP)	932	1,013	893	706	679
Pre-provision net revenue from continuing operations excluding merger-related charges (non-GAAP)	$ 574	$ 544	$ 444	$ 372	$ 364

(a) Three months ended 3/31/17, 12/31/16, 9/30/16, 6/30/16, and 3/31/16, exclude $38 million, $42 million, $51 million, $36 million, and $40 million, respectively, of period-end purchased credit card receivables
(b) Net of capital surplus
(c) 3-31-17 amount is estimated

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GAAP to Non-GAAP Reconciliation (continued)

$ in millions	3-31-17	12-31-16	9-30-16	6-30-16	3-31-16
	Three months ended				
Average tangible common equity					
Average Key shareholders' equity (GAAP)	$ 15,184	$ 14,901	$ 13,552	$ 11,147	$ 10,953
Less: Intangible assets (average) [(a)]	2,772	2,874	2,255	1,076	1,079
Preferred Stock, Series A (average)	1,480	1,274	648	290	290
Average tangible common equity (non-GAAP)	$ 10,932	$ 10,753	$ 10,649	$ 9,781	$ 9,584
Return on average tangible common equity from continuing operations					
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$ 296	$ 213	$ 165	$ 193	$ 182
Average tangible common equity (non-GAAP)	10,932	10,753	10,649	9,781	9,584
Return on average tangible common equity from continuing operations (non- GAAP)	10.98%	7.88%	6.16%	7.94%	7.64%
Return on average tangible common equity from continuing operations, excl. merger-related charges					
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$ 296	$ 213	$ 165	$ 193	$ 182
Merger-related charges, after tax	51	124	132	28	15
Net income (loss) from continuing operations attributable to Key common shareholders excl. merger-related charges	$ 347	$ 337	$ 297	$ 221	$ 197
Average tangible common equity (non-GAAP)	10,932	10,753	10,649	9,781	9,584
Return on average tangible common equity from continuing operations excl. merger-related charges (non- GAAP)	12.87%	12.47%	11.22%	9.09%	8.27%
Return on average total assets, excluding merger-related charges					
Net income (loss) from continuing operations attributable to Key (GAAP)	$ 324	$ 233	$ 171	$ 199	$ 187
Add: Merger-related charges after tax	51	124	132	28	15
Net income (loss) from continuing operations attributable to Key excluding merger-related charges after tax (non-GAAP)	$ 375	$ 357	$ 303	$ 227	$ 202
Average total assets from continuing operations	$ 132,741	$ 134,428	$ 123,469	$ 97,413	$ 94,477
Return on average assets excluding merger-related charges (non-GAAP)	1.15%	1.06%	.98%	.94%	.86%
Cash efficiency ratio					
Noninterest expense (GAAP)	$ 1,013	$ 1,220	$ 1,082	$ 751	$ 703
Less: Intangible asset amortization	22	27	13	7	8
Adjusted noninterest expense (non-GAAP)	$ 991	$ 1,193	$ 1,069	$ 744	$ 695
Less: Merger-related charges	81	207	189	45	24
Adjusted noninterest expense excluding merger-related charges (non-GAAP)	$ 910	$ 986	$ 880	$ 699	$ 671
Net interest income (GAAP)	$ 918	$ 938	$ 780	$ 597	$ 604
Plus: Taxable-equivalent adjustment	11	10	8	8	8
Noninterest income	577	618	549	473	431
Total taxable-equivalent revenue (non-GAAP)	$ 1,506	$ 1,566	$ 1,337	$ 1,078	$ 1,043
Plus: Merger-related charges	—	(9)	18	—	—
Adjusted total taxable-equivalent revenue excl. merger-related charges (non-GAAP)	$ 1,506	$ 1,557	$ 1,355	$ 1,078	$ 1,043
Cash efficiency ratio (non-GAAP)	65.8%	76.2%	80.0%	69.0%	66.6%
Cash efficiency ratio excluding merger-related charges (non-GAAP)	60.4%	63.3%	64.9%	64.8%	64.3%

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